Eaton Corporation plc
2024 Annual Report on Form 10-K
Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of our reports dated February 27, 2025, with respect to the consolidated financial statements of Eaton Corporation plc and the effectiveness of internal control over financial reporting of Eaton Corporation plc included in this Annual Report (Form 10-K) of Eaton Corporation plc for the year ended December 31, 2024:

Registration number	Description	Filing date
333-281174	Form S-3 Registration Statement	August 1, 2024

333-259545	Form S-3 Registration Statement	September 15, 2021

333-249823	Form S-8 Registration Statement-2020 Stock Plan	November 3, 2020

333-207689	Form S-8 Registration Statement-2015 Stock Plan	October 30, 2015

333-202308	Form S-3 Registration Statement	February 26, 2015

333-185206	Multiple plans - Form S-8 Registration Statement	November 30, 2012

Amended and Restated 2012 Stock Plan

Second Amended and Restated 2009 Stock Plan

Amended and Restated 2008 Stock Plan

Amended and Restated 2004 Stock Plan

Amended and Restated 2002 Stock Plan

Amended and Restated 1998 Stock Plan

Amended and Restated 1995 Stock Plan

Eaton Incentive Compensation Deferral Plan II

Eaton Corporation Deferred Incentive Compensation Plan II

2005 Non-Employee Director Fee Deferral Plan

Eaton Savings Plan

Eaton Personal Investment Plan

Eaton Puerto Rico Retirement Savings Plan

Cooper Retirement Savings and Stock Ownership Plan

/s/ Ernst & Young LLP

Cleveland, Ohio
February 27, 2025